EXHIBIT (g)(3)

                     730 Third Avenue
                     New York NY  10017-3206
[GRAPHIC OMITTED]

                    AMENDMENT TO CUSTODIAL SERVICES AGREEMENT
                               DATED JULY 1, 2002
                      TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
                                        &
                               JPMORGAN CHASE BANK


           AMENDMENT dated August 26, 2002, to the Custodial Services Agreement, dated July 1, 2002, (the "Custodial Services Agreement"), between TIAA-CREF INSTITUTIONAL MUTUAL FUNDS and JPMORGAN CHASE BANK.

           WHEREAS, TIAA-CREF Institutional Mutual Funds and JPMorgan Chase Bank have entered into the Custodial Services Agreement which sets forth the terms and conditions under which JPMorgan Chase holds securities or other property of TIAA-CREF Institutional Mutual Funds;

           WHEREAS, TIAA-CREF Institutional Mutual Funds is establishing additional Funds ("Funds as noted on attached Schedule 1") and desires to arrange for the custody of certain of the assets of the Funds with JPMorgan Chase, and JPMorgan Chase desires to hold such assets for TIAA-CREF Institutional Mutual Funds;

           NOW, THEREFORE, TIAA-CREF Institutional Mutual Funds and JPMorgan Chase hereby agree that all custodial accounts opened with JPMorgan Chase by TIAA-CREF Institutional Mutual Funds on behalf of the Funds shall be subject to, and governed in all respects by, the Custodial Services Agreement.

           IN WITNESS WHEREOF, the parties hereto have set their hand as of the date first mentioned above.

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS                JPMORGAN CHASE BANK


By: /s/ SCOTT C. EVANS                              By: /s/ ROSEMARY STIDMON
  ------------------------------------                  ------------------------
  Scott C. Evans                                    Name:  Rosemary Stidmon
  Executive Vice President                          Title:    Vice President

                 and


By  /s/ RICHARD J. ADAMSKI
    ------------------------------------
    Richard J. Adamski
    Vice President and Treasurer

                                                                     SCHEDULE 1

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

Bond Fund
Equity Index Fund
Growth Equity Fund
Growth & Income Fund
International Equity Fund
Social Choice Equity Fund
Money Market Fund
Large-Cap Value Fund
Mid-Cap Growth Fund
Mid-Cap Value Fund
Small-Cap Equity Fund
Real Estate Securities Fund
Inflation-Linked Bond Fund
S&P 500 Index Fund
Large-Cap Growth Index Fund
Large-Cap Value Index Fund
Mid-Cap Growth Index Fund
Mid-Cap Blend Index Fund
Mid-Cap Value Index Fund
Small-Cap Blend Index Fund
Small-Cap Growth Index Fund
Small-Cap Value Index Fund
International Equity Index Fund